Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

WESTERN ALLIANCE BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Security(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	457	(o)	3,000,000	$92.18	$276,540,000.00	0.0000927	$25,635.26
Total Offering Amounts							$276,540,000.00		$25,635.26

Total Fees Previously Paid									—

Total Fee Offsets									$7,411.41

Net Fees Due									$18,223.85

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type		File No.	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Assoc’d with Fee Offset Claimed	Security Title Assoc’d with Fee Offset Claimed	Unsold Securities Assoc’d with Fee Offset Claimed	Unsold Aggreg. Offering Amount Assoc’d with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Western Alliance Bancor-poration	424	(b)(5)	333-256120	6/3/2021		$7,411.4	(2)	Equity	Common Stock	867,330	$79,950,479.40
Fee Offset Sources	Western Alliance Bancor-poration	424	(b)(5)	333-256120		6/3/2021							$42,243.52

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock on The New York Stock Exchange on February 22, 2022.

(2)

The prospectus supplement of which this table is a part includes 867,330 shares of common stock registered under the prospectus supplement filed by the registrant on June 3, 2021 and the registrant’s Registration Statement on Form S-3 (File No. 333-256120) filed on May 14, 2021, which have not been sold. Pursuant to Rule 457(p) under the Securities Act, the filing fee previously paid in connection with such unsold shares will be applied to such unsold shares. An additional 2,132,670 shares of common stock having a proposed incremental maximum aggregate offering price of $196,589,520.60 are hereby registered.